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                                                               EXHIBIT 99.(a)(3)

                            ARTICLES SUPPLEMENTARY
                                      OF
                  PRUDENTIAL DISTRESSED SECURITIES FUND, INC.


     Prudential Distressed Securities Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST:   The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 2,000,000,000 shares of common stock, par value of $.001 each, having an aggregate par value of $2,000,000.

     THIRD:   Heretofore, the number of authorized shares of which the
Corporation had authority to issue was divided into three classes of shares, consisting of 1,000,000,000 Class A shares, 500,000,000 Class B shares and 500,000,000 Class C shares.

     FOURTH: In accordance with Section 2-105 (c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on August 26, 1998, the number of classes into which shares of the Corporation are divided was increased, so that shares of the Corporation now are divided into four classes of shares, consisting of 500 million Class A shares, 500 million Class B shares, 500 million Class C shares and 500 million Class Z shares.

     FIFTH: The Class Z shares shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) the bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) the Class A Common Stock shall be subject to a front-end sales load and Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) the Class B Common Stock shall be subject to a contingent deferred sales charge and Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) the Class C Common Stock shall be subject to a front-end sales load, contingent deferred sales charge and Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) the Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.
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     IN WITNESS WHEREOF, PRUDENTIAL DISTRESSED SECURITIES FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on January 22, 1999.


                                           PRUDENTIAL DISTRESSED
                                            SECURITIES FUND, INC.



                                           By: /s/ Robert F. Gunia
                                              ---------------------------------
                                                   Robert F. Gunia
                                                   Vice President


Attest: /s/ Marguerite E.H. Morrison
        ----------------------------
        Marguerite E.H. Morrison
        Secretary


     THE UNDERSIGNED, Vice President of Prudential Distressed Securities Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ Robert F. Gunia
                                        -------------------------------------
                                        Robert F. Gunia
                                        Vice President